EXHIBIT 99.1

Inventergy Inc. Quadruples Telecommunications Patent Portfolio, Acquiring 500 Patent Assets From Panasonic

CUPERTINO, CA-- (Jan 6, 2014) - Inventergy Inc. has announced today that it has acquired approximately 500 patent assets from Panasonic Corporation (a Fortune 100 global electronics company). The portfolio covers key technologies in 3G and 4G communications, a field where Panasonic has been an early technology innovator.

This transaction marks Inventergy's second significant patent portfolio acquisition in the telecommunications space in approximately six months, and increases the company's portfolio to more than 660 patents. The portfolio, among other things, applies broadly to radio access network communications technologies and spans a number of key market segments including telecommunications operators, base station equipment vendors, and end-user equipment vendors. Inventergy has currently identified more than 100 companies within these primary licensee market segments that could benefit from a license to these important mobile broadband intellectual property assets.

Joe Beyers, Chairman and CEO of Inventergy, stated, "We are extremely pleased to have secured a second patent portfolio, in such a short time, which significantly increases our overall licensing capabilities. This acquisition validates Inventergy's strategic model of establishing long-term relationships with industry leading Fortune 500 technology companies, helping to unlock the value of their high quality assets, the fruits of their significant investments in research and development, in an above-board and professional manner. In addition to providing a strong complement to our existing telecommunications patent portfolio, these assets cover key technologies in 3G and 4G communications, an industry in which Panasonic has been an early technology innovator and standards setter."

These new IP assets provide geographic coverage in 18 countries where there are more than 80 Telecom Operators handling over 2.5 billion mobile broadband connections. This industry continues its rapid growth as users demand more powerful tablets, PCs, notebooks and other mobile devices from equipment manufacturers, and base station equipment vendors respond by building new towers for operators to support the increasing need for 2G/3G and now 4G radio communications.

Mr. Beyers continued, "Inventergy remains committed to establishing itself as a market leader within the rapidly changing intellectual property industry. Moving forward we will remain focused on adding high quality, technologically important patent portfolios spanning across the telecommunications and other industries, delivering value to both technology leaders and industry licensees."

On December 18, 2013, Inventergy Inc. and eOn Communications Corporation (NASDAQ: EONC) announced entering into a merger agreement whereby Inventergy will merge into a wholly owned subsidiary of eOn. Upon completing the merger, eOn Communications will be renamed Inventergy Global, Inc. and Inventergy stockholders in the aggregate will control eOn.

About Inventergy Inc.

Inventergy Inc. is an intellectual property acquisition and licensing company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, former head of IP and global strategy at Hewlett-Packard, the company leverages decades of experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. Inventergy aspires to enable a new world of IP value creation built upon a more transparent, above-board and ethical business platform. Inventergy's current portfolio contains over 160 patent assets (including patents related to industry standards), from a Global Fortune 500 and Gartner-recognized technology leader in the telecommunications industry. For more information about Inventergy, visit the website at www.inventergy.com.

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